EXHIBIT 99.1

Onto Innovation Welcomes Susan Lynch

to its Board of Directors

Wilmington, Mass., March 18, 2024 – Onto Innovation Inc. (NYSE: ONTO) (“Onto Innovation”, “Onto”, or the “Company”) today announced Susan Lynch has joined its board of directors.

With over 30 years of leadership experience in high technology companies, Susan Lynch brings a strong background in financial leadership to Onto Innovation’s board of directors. She recently served as senior vice president and chief financial officer of V2X (formerly Vectrus, Inc.). Prior to V2X, Susan was executive vice president and chief financial officer of Sungard Availability Services, executive vice president and chief financial officer of Hitachi Vantara (formerly Hitachi Data Systems), vice president and chief financial officer of Raytheon Technical Services and assistant corporate controller of Honeywell International. Ms. Lynch has also served on the board of directors of Allegro MicroSystems since 2021.

“Susan brings significant executive leadership experience to the Onto Innovation board of directors. She has a long and impressive history of financial leadership experience at software and hardware companies in leading-edge technology markets. We expect her broad financial and technology experience to bring great insights to our board,” said Christopher Seams, chairman of Onto Innovation’s board of directors.

Ms. Lynch remarked, “Onto Innovation has become a strategic global partner for many of the leading semiconductor companies engaged in advanced logic and memory supporting the latest artificial intelligence (AI) trends, as well as suppliers for power devices supporting green initiatives. I value their focus on collaborative partnerships and their ability to deliver innovations that help improve yield and reduce cost. I am looking forward to bringing my expertise to this talented team.”

“Susan brings a fresh perspective to our board of directors, having both semiconductor and industrial company experience in her career. In addition, her financial expertise at large-cap and mid-cap companies provides additional perspective as Onto Innovation focuses on its own transformation and future growth within the semiconductor process control industry,” said Mike Plisinski, chief executive officer of Onto Innovation.

About Onto Innovation Inc.

Onto Innovation is a leader in process control, combining global scale with an expanded portfolio of leading-edge technologies that include: Un-patterned wafer quality; 3D metrology spanning chip features from nanometer scale transistors to large die interconnects; macro defect inspection of wafers and packages; metal interconnect composition; factory analytics; and lithography for advanced semiconductor packaging. Our breadth of offerings across the entire semiconductor value chain combined with our connected thinking approach results in a unique perspective to help solve our customers’ most difficult yield, device performance, quality, and reliability issues. Onto Innovation strives to optimize customers’ critical path of progress by making them smarter, faster and more efficient. With headquarters and manufacturing in the U.S., Onto Innovation supports customers with a worldwide sales and service organization. Additional information can be found at www.ontoinnovation.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) which include statements relating to Onto Innovation’s business momentum and future growth; the benefit to customers and the capabilities of Onto Innovation’s products and customer service; Onto Innovation’s ability to both deliver products and services consistent with our customers’ demands and expectations and strengthen its market position, Onto Innovation’s beliefs about market opportunities as well as other matters that are not purely historical data. Onto Innovation wishes to take advantage of the “safe harbor” provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Onto Innovation’s control. Such factors include, but are not limited to, the Company’s ability to leverage its resources to improve its position in its core markets; its ability to weather difficult economic environments; its ability to open new market opportunities and target high-margin markets; the strength/weakness of the back-end and/or front-end semiconductor market segments; fluctuations in customer capital spending; the Company’s ability to effectively manage its supply chain and adequately source components from suppliers to meet customer demand; the effects of political, economic, legal, and regulatory changes or conflicts on the Company's global operations; its ability to adequately protect its intellectual property rights and maintain data security; the effects of natural disasters or public health emergencies, such as the COVID-19 pandemic, on the global economy and on the Company’s customers, suppliers, employees, and business; its ability to effectively maneuver global trade issues and changes in trade and export regulations and license policies; the Company’s ability to maintain relationships with its customers and manage appropriate levels of inventory to meet customer demands; and the Company’s ability to successfully integrate acquired businesses and technologies. Additional information and considerations regarding the risks faced by Onto Innovation are available in Onto Innovation’s Form 10-K report for the year ended December 30, 2023, and other filings with the Securities and Exchange Commission. As the forward-looking statements are based on Onto Innovation’s current expectations, the Company cannot guarantee any related future results, levels of activity, performance or achievements. Onto Innovation does not assume any obligation to update the forward-looking information contained in this press release, except as required by law.

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Source: Onto Innovation Inc.

ONTO-IC

Contacts:

Investor Relations:

Michael Sheaffer, +1 978.253.6273

mike.sheaffer@ontoInnovation.com